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                                                                  Exhibit 23.1



                        CONSENT OF ABN AMRO INCORPORATED


We hereby consent to the use of our name and to the description of our valuation analysis, which has been approved by us, under the caption "The Conversion" and to the use of our name and description of our opinion regarding the subscription rights under the caption "Federal Income Tax Consequences" in MEEMIC Holdings, Inc.'s Registration Statement on Form S-1 (No. 333-66671). We also consent to the inclusion of our valuation analysis letter as an exhibit to the registration statement. By giving such consent we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "expert" as used in, or that may come within the category of persons whose consent is required under
Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                  ABN AMRO INCORPORATED


                                  By:  /s/ Patrick T. DeLacey
                                     -------------------------------
                                     Patrick T. DeLacey
                                     Managing Director





Chicago, Illinois
March 25, 1999